UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2018

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-34831	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2018, Williams Partners L.P. (the “Partnership”) completed an $800 million registered offering (the “Offering”) of its 4.850% Senior Notes due 2048 (the “Notes”). The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-223148) of the Partnership, and the prospectus supplement dated February 26, 2018 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on February 28, 2018.

The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of November 9, 2010, between the Partnership and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), dated as of March 5, 2018, between the Partnership and the Trustee. The Notes are represented by a global security, which is included as an exhibit to the Supplemental Indenture. The Indenture contains covenants that, among other things, restrict the Partnership’s ability to incur liens on assets to secure certain debt and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions. The Partnership may redeem some or all of the Notes at any time or from time to time prior to September 1, 2047, at a specified “make whole” premium described in the Indenture. The Partnership also has the option, at any time on or after September 1, 2047, to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, as more fully described in the Indenture. A copy of the Base Indenture was previously filed, and a copy of the Supplemental Indenture is filed as Exhibit 4.1 to this report. The descriptions of the terms of the Base Indenture and the Supplemental Indenture in this Item 1.01 are qualified in their entirety by reference to such exhibits.

The Notes will pay interest semi-annually in cash in arrears on March 1 and September 1 of each year, beginning on September 1, 2018. The Notes are the Partnership’s senior unsecured obligations and will rank equally in right of payment with all of its existing and future senior unsecured indebtedness. The Notes will be effectively subordinated to all of the Partnership’s future secured indebtedness and will be structurally subordinated to all existing and future indebtedness and other obligations of its subsidiaries, including trade payables. The Notes will rank senior to all of the Partnership’s future subordinated indebtedness.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Tenth Supplemental Indenture, dated as of March 5, 2018, between Williams Partners L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC,
its General Partner

By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Assistant Secretary

DATED: March 5, 2018